                                                                  EXHIBIT 10.12.

                             UNDERWRITING AGREEMENT

         AGREEMENT dated as of July 24, 2000, by and between SAGE LIFE ASSURANCE OF AMERICA, INC. (Insurer), a Delaware insurance company, and SAGE DISTRIBUTORS, INC. (Distributor), a Delaware corporation.

                                   WITNESSETH:

         WHEREAS, Insurer is licensed to issue variable annuity contracts and variable life insurance policies (Variable Products) in all states except New York; and

         WHEREAS, Insurer has registered its Separate Accounts that hold assets for the Variable Products with the SEC (SEC) as investment companies under the Investment Company Act of 1940 (1940 Act) and interests in the Separate Accounts for offer and sale to the public under the Securities Act of 1933 (1933 Act); and

         WHEREAS, Insurer is required to offer and sell its registered Variable Products to the public through an underwriter; and

         WHEREAS, Distributor is registered with the SEC as a broker-dealer under the Securities Exchange Act of 1934 (1934 Act) and is a member in good standing of the National Association of Securities Dealers, Inc. (NASD); and

         WHEREAS, Distributor desires to serve as underwriter of the Variable Products.

         NOW THEREFORE, in consideration of the covenants and mutual promises contained in this Agreement and other good and valuable consideration, the receipt and legal sufficiency of which are acknowledged, Insurer and Distributor hereby agree as follows:

1.       APPOINTMENT OF UNDERWRITER

         a. APPOINTMENT. Insurer hereby appoints Distributor and Distributor hereby accepts appointment as underwriter in connection with the offer and sale to the public of all of the Sage Variable Products issued by Insurer, which are currently subject to an effective registration statement with the SEC and those Variable Products issued by Insurer that may be so registered in the future (Sage Variable Products). It is understood that, in connection with its duties as underwriter, Distributor shall be an agent for Insurer only with respect to the sale and redemption of the Sage Variable Products. For all other purposes, Distributor is acting as an independent contractor and not as an agent, employee, partner, joint venturer, affiliate or associate of Insurer, unless Insurer specifically recognizes in writing, Distributor as its agent. Any person, who is an officer, director, employee or agent of both Insurer and Distributor, shall be deemed, when rendering services to Distributor or acting on any business of Distributor, to be rendering such services to or acting solely for Distributor and not as an officer, director, employee or agent or one under the control or direction of Insurer even though paid by Insurer.

         b. DUTIES. As underwriter, Distributor shall solicit broker-dealers to offer and sell the Sage Variable Products in all jurisdictions in which the Sage Variable Products have been qualified for sale (Selling Brokers). Selling Brokers must be registered with the SEC and be a member in good standing of the NASD All broker-dealers who agree to offer and sell the Sage Variable Products shall be requested to execute a Selling Agreement with Insurer in substantially the form attached hereto as Exhibit A. Such Selling Agreement must provide that in the event any Sage Variable Product sold by the Selling Broker is tendered for redemption within seven days of the date of sale or if it is returned under the free look provisions of any state, all commissions paid to the Selling Broker with respect to that product shall be returned to Insurer.

                  Insurer also authorizes Distributor to offer and sell the Sage Variable Products directly to the public.

         c. DUTIES OF INSURER. Insurer shall provide to Distributor, from time to time and immediately upon request, a list of the Sage Variable Products that are currently registered with the SEC and qualified for sale to the public, indicating in which states those products have been qualified for sale under both the insurance and securities laws. Insurer shall update such list immediately upon any change in the jurisdictions where the products have been qualified. Insurer agrees to accept all Selling Agreements with Selling Brokers tendered by Distributor to Insurer if such Selling Brokers meet the suitability standards of Insurer and are not disqualified by any regulatory authority. Insurer also agrees to appoint as insurance agents all Registered Representatives of such Selling Brokers who are designated for appointment by the Selling Broker and who needs Insurer's standards.

         d. COMPLIANCE. All activities engaged in by Distributor and the Selling Brokers with respect to this Agreement shall be in compliance with all applicable federal and state securities laws and regulations and the Compliance Manual.

2.       COMPENSATION

         a. UNDERWRITING SERVICES. Distributor shall receive no direct compensation for providing underwriting services under this Agreement.

         b. COMMISSIONS ON TRANSACTIONS. Insurer shall pay to Distributor any commissions that become payable to Registered Representatives of Distributor for sales of the Sage Variable Products, including all transaction-based fees payable to Registered Representatives of Distributor for wholesaling and referral activities. Distributor agrees that in the event any Sage Variable Product is tendered for redemption within seven days of the date of sale or if it is returned under the free look provisions of any state, all commissions paid with respect to that product shall be returned to Insurer. It is noted however that actual payment to the Registered Representative may be by Sage Life or an affiliate under a common Paymaster Agreement.

         c. EXPENSES. Each party shall be responsible for all expenses they incur in carrying out their respective responsibilities under the terms of this Agreement. Insurer shall be responsible for all costs it incurs in registering or qualifying the Variable Products for sale with the SEC and with the various state regulators and for all costs incurred in preparing and printing prospectuses, statements of additional information, marketing materials and such other documents as are required to maintain the registration and qualification of the Variable Products with the SEC and the states. Distributor shall be responsible for all of its costs incurred in marketing the Sage Variable Products, including the costs of printing and distributing any advertising materials or sales literature, all travel expenses or other costs related to selling the Sage Variable Products.

3.       REPRESENTATIONS AND WARRANTIES

         a. DISTRIBUTOR. Distributor hereby represents and warrants to Insurer as follows:

                  (1) DUE INCORPORATION AND ORGANIZATION. Distributor is duly organized and is in good standing under the laws of the State of Delaware and is fully authorized to enter into this Agreement and carry out its duties and obligations hereunder.

                  (2) AUTHORITY AND ENFORCEABILITY. This Agreement when executed will be duly authorized, executed and delivered by Distributor and will be a valid and binding agreement of Distributor, enforceable in accordance with its terms, except to the extent that enforceability may be limited by (i) bankruptcy, insolvency, moratorium, liquidation, reorganization, or similar laws affecting creditors' rights generally, regardless of whether such enforceability is considered in equity or at law, (ii) general equity principles, and (iii) limitations imposed by federal and state securities laws or the public policy underlying such laws regarding the enforceability of indemnification or contribution provisions.

                  (3) REGISTRATION. Distributor is registered as a broker-dealer with the SEC and with all the states in which its activities require it to be so registered and Distributor shall maintain such registrations in effect at all times during the term of this Agreement.

                  (4) REPRESENTATIVES. All offers and sales shall be made only through registered representatives of Distributor who are licensed under the appropriate state insurance laws and appointed by Insurer to offer the Sage Variable Products (Registered Representatives). Distributor shall immediately notify Insurer in the event any Registered Representative who has been appointed to sell the Variable Products is named by any regulator or in any civil suit or arbitration involving alleged violations of any sales practices in connection with the sale of a security or insurance product.

                  (5) REGULATORY COMPLIANCE. Distributor is in compliance with all of the laws, rules and regulations of SEC, NASD and the state securities regulators of all states in which it conducts operations and that it shall remain in compliance during the term of this Agreement.

                  (6) STATE LAWS. Distributor will offer and sell the Sage Variable Products only in those states in which Insurer has qualified the products for sale as indicated on the most recent list of products provided to Distributor.

                  (7) SOLICITATION OF SALES. Distributor will use only the most recent, currently effective prospectus and Statement of Additional Information in connection with any sales of the Sage Variable Products. If during the term of this Agreement, Insurer determines that the prospectus or Statement of Additional Information should be amended or supplemented, Distributor shall deliver any amendment or supplement prepared by Insurer with the prospectus or Statement of Additional Information as directed by Insurer.

                  (8) APPLICATIONS AND CHECKS. Distributor shall assure that each purchaser of a Sage Variable Product executes an application for the Sage Variable Product, which application shall be delivered together with any check for the payment of sales to Insurer no later than the next business day following the date on which it is accepted by Distributor.

                  (9) SALES PRACTICES. All sales of Sage Variable Products by Distributor directly to the public shall be made in compliance with all applicable regulatory requirements, including, but not limited to those that apply to suitability, switching, churning, break points and other prohibited sales practices. Distributor represents that any Sage Variable Product is suitable and appropriate for the purchaser of the product.

                  (10) BEST EFFORTS. Distributor at all times shall provide its best judgment and effort in carrying out its obligations hereunder and shall act in compliance with all the provisions of the Contracts governing the Variable Products and the most current form of effective registration statement for the variable products.

b.       REPRESENTATIONS AND WARRANTIES OF INSURER

         Insurer hereby represents and warrants to Distributor as follows:

         (1) DUE INCORPORATION AND ORGANIZATION. Insurer has been duly incorporated and is in good standing under the laws of the state of

                  Delaware and is fully authorized to enter into this Agreement and carry out its obligations hereunder.

         (2) AUTHORITY AND ENFORCEABILITY. This Agreement when executed will be duly authorized, executed and delivered by Insurer and will be a valid and binding agreement of Insurer, enforceable in accordance with its terms, except to the extent that enforceability may be limited by (i) bankruptcy, insolvency, moratorium, liquidation, reorganization, or similar laws affecting creditors' rights generally, regardless of whether such enforceability is considered in equity or at law, (ii) general equity principles, and (iii) limitations imposed by federal and state securities laws or the public policy underlying such laws regarding the enforceability of indemnification or contribution provisions.

         (3) SAGE VARIABLE PRODUCTS. The contracts and policies constituting the Sage Variable Products sold to purchasers, when accepted by Insurer, will constitute legal, valid and binding obligations of Insurer, enforceable in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization, moratorium and other similar laws and principles of equity relating to or affecting the enforcement of creditors' rights;

         (4) REGISTRATION. The Separate Accounts underlying the Sage Variable Products have been registered as investment companies with the SEC under the 1940 Act and interests in each Separate Account relating to the Sage Variable Products have been registered or qualified for offer and sale to the public under the 1933 Act and under the securities laws of all states where such registration is required. Such registrations or qualifications will be kept in effect during the term of this Agreement.

         (5) INSURANCE QUALIFICATION. The contracts and policies constituting the variable products have been or will be qualified to be offered and sold under the insurance laws of each state in which such qualification is required and such qualifications will be kept in effect during the term of this Agreement.

         (6) PROSPECTUSES AND SALES MATERIALS. Insurer agrees to provide to Distributor a sufficient number of current prospectuses and Statements of Additional Information for the Variable Products as Distributor may request from time to time.

         (7) ANTIFRAUD. The most current registration statements for the Sage Variable Products, including the prospectuses and Statements of Additional Information contained in those registration statements do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and during the term of this Agreement, such documents as they may be amended or supplemented shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Insurer agrees that it will notify Distributor immediately should any prospectus or Statement of Additional Information no longer comply with this provision.

4.       COMPLAINTS, INVESTIGATIONS AND PROCEEDINGS

         a. NOTICE OF CUSTOMER COMPLAINTS, REGULATORY INVESTIGATIONS AND PROCEEDINGS. Distributor and Insurer shall notify each other promptly of any customer complaint or notice of any regulatory investigation or proceeding or judicial proceeding received by either of them with respect to the Contracts or the activities contemplated by this Agreement.

         b. CUSTOMER COMPLAINTS. In the case of a customer complaint, Distributor and Insurer shall cooperate in investigating such complaint and any response by either party to such complaint. Distributor and Insurer shall each be responsible for compliance with regulatory requirements applicable to each of them with regard to the handling, processing, resolution and reporting of customer complaints. Distributor and Insurer shall cooperate with each other in order to assist the other in complying with requirements under applicable law, rules or regulations governing the handling, processing and resolution of customer complaints.

         c. INVESTIGATIONS AND PROCEEDINGS. Distributor and Insurer shall cooperate fully in any securities or insurance regulatory investigation or proceeding or judicial proceeding arising in connection with the offering, sale or distribution of the Contracts distributed under this Agreement, and shall make books and records maintained by each of them available for inspection by regulatory authorities to which the other is subject to the extent provided for in this Agreement or required by applicable law, subject to the rights such party may have to the attorney-client privilege or nondisclosure obligations such party may have under applicable confidentiality requirements.

         d. RIGHT TO INDEMNIFICATION. It is expressly acknowledged and agreed that the parties may seek indemnification from the other for liabilities arising as a result of customer complaints, regulatory investigations or other proceedings, to the extent consistent with the terms and conditions of Section 5 of this Agreement.

5.       INDEMNIFICATION

         Each party shall indemnify and hold harmless the other and each person who controls or is associated with the indemnified party within the meaning of such terms under the federal securities laws, and any officer, director, employee or agent of the foregoing, against any and all losses, claims, damages or liabilities, joint or several (including any investigative, legal and other expenses reasonably incurred in connection with, and any amounts paid in settlement of, any action, suit or proceeding or any claim asserted), to which the indemnified party and/or any such person may become subject, under any statute or regulation, any NASD rule or interpretation, at common law or otherwise, insofar as such losses, claims, damages or liabilities arising from the acts or omissions of the indemnifying party:

6.       TERMINATION

         This Agreement shall terminate by either party, with or without cause, upon thirty (30) days written notice and immediately, upon notice of a breach of this Agreement.

7.       MISCELLANEOUS

         a. BINDING EFFECT. This Agreement shall be binding on and shall inure to the benefit of the respective successors and assigns of the parties hereto provided that neither party shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other party.

         b. AMENDMENT. Any other change in the terms or provisions of this Agreement shall be by written agreement between Insurer and Distributor.

         c. RIGHTS, REMEDIES, ETC., ARE CUMULATIVE. The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws. Failure of either party to insist upon strict compliance with any of the conditions of this Agreement shall not be construed as a waiver of any of the conditions, but the same shall remain in full force and effect. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provisions, whether or not similar, nor shall any waiver constitute a continuing waiver.

         d. NOTICES. All notices hereunder are to be made in writing and shall be given:

                           if to Insurer, to:

                           Mr. Robin I. Marsden
                           President and Chief Executive Officer
                           Sage Life Assurance of America, Inc.
                           300 Atlantic Street, Suite 302
                           Stamford, CT 06901

                           if to Distributor, to:

                           Mr. Christopher O'Gorman
                           President
                           Sage Distributors, Inc.
                           300 Atlantic Street
                           Stamford, CT 06901
                  or such other address as such party may hereafter specify in writing. Each such notice to a party shall be either hand delivered or transmitted by registered or certified United States mail with return receipt requested, or by overnight mail by a nationally recognized courier, and shall be effective upon delivery.

         e. INTERPRETATION; JURISDICTION. This Agreement constitutes the whole agreement between the parties hereto with respect to the subject matter hereof, and supersedes all prior oral or written understandings, agreements or negotiations between the parties with respect to such subject matter. No prior writings by or between the parties with respect to the subject matter hereof shall be used by either party in connection with the interpretation of any provision of this Agreement. This Agreement shall be construed and its provisions interpreted under and in accordance with the internal laws of the state of Connecticut without giving effect to principles of conflict of laws.

         f. SEVERABILITY. This is a severable Agreement. In the event that any provision of this Agreement would require a party to take action prohibited by applicable federal or state law or prohibit a party from taking action required by applicable federal or state law, then it is the intention of the parties hereto that such provision shall be enforced to the extent permitted under the law, and, in any event, that all other provisions of this Agreement shall remain valid and duly enforceable as if the provision at issue had never been a part hereof.

         g. SECTION AND OTHER HEADINGS. The headings in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

         h. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which taken together shall constitute one and the same instrument.

         i. REGULATION. This Agreement shall be subject to the provisions of the 1933 Act, 1934 Act and 1940 Act and the Regulations and the rules and regulations of the NASD, from time to time in effect, including such exemptions from the 1940 Act as the SEC may grant, and the terms hereof shall be interpreted and construed in accordance therewith.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by such authorized officers on the date specified below.

                           SAGE LIFE ASSURANCE OF AMERICA, INC.

                           By: /s/ Robin I. Marsden
                               ---------------------
                           Name: Robin I. Marsden

                           Title: President and Chief Executive Officer

                           Date:  7/24/2000
                                  ------------------

                           SAGE DISTRIBUTORS, INC.

                           By:   /s/ Christopher O'Gorman
                                 ------------------------
                           Name: Christopher O'Gorman

                           Title: President

                           Date: 7/24/2000
                                 ------------------------
                                       9

                  AMENDMENT NO. 1 TO THE UNDERWRITING AGREEMENT

         This Amendment No. 1 ("Amendment No. 1") to the Underwriting Agreement by and between Sage Life Assurance Company of America, Inc. ("Insurer") and Sage Distributors, Inc. ("Distributor"), dated as of July 24, 2000 (the "Underwriting Agreement"), is entered into as of October 1, 2002.

         WHEREAS, Insurer and Distributor previously entered into the Underwriting Agreement pursuant to which Distributor provides certain underwriting services to Insurer;

         WHEREAS, Insurer and Distributor desire to amend the Underwriting Agreement to provide for the full reimbursement by Insurer of Distributor's costs of performing such underwriting services for Insurer;

         NOW, THEREFORE, in consideration of the covenants and mutual promises contained in this Amendment No. 1 and other good and valuable consideration, the receipt and legal sufficiency of which are acknowledged, Insurer and Distributor hereby agree as follows:

         1.       AMENDMENTS TO THE UNDERWRITING AGREEMENT.

                  1.1 Section 2 of the Underwriting Agreement is hereby amended and restated in its entirety as follows:

                  COMMISSIONS; EXPENSES; BOOKS AND RECORDS; PAYMENTS; INSURER'S EXPENSES; REGULATORY REQUIREMENTS

                  a. COMMISSIONS. Commissions resulting from transactions in the Sage Variable Products through Distributor shall be paid by Insurer to Distributor. Distributor agrees that in the event any Sage Variable Product is tendered for redemption within seven days of the date of the sale or if it is returned under the free look provision of any state, all commissions paid with respect to that product shall be returned to Insurer. Commissions paid to Distributor shall be used by Distributor to pay all commissions or other transaction-based compensation payable in connection with the sales of any Sage Variable Products to any registered person who has earned the commission. It is understood, however, that the laws of many states in which the commissions are earned require that the commissions and any other transaction-based compensation be paid to an insurance agency and through the insurance agency to the individuals entitled to receive the compensation. To comply with those laws, the commissions and other transaction-based compensation may be retained by Insurer for payment directly by insurer to the persons entitled to receive those commissions and transaction-based compensation. It is understood that in connection with those payments, all individuals who receive such compensation must be registered as representatives of Distributor or Selling Brokers under applicable securities laws, licensed as insurance agents under applicable insurance laws and appointed to sell the Sage Variable Products by Insurer. Furthermore, all compensation so paid shall be allocated to Distributor and shown on the books and records of Distributor as if it were paid to Distributor.

                  b. EXPENSES. Insurer hereby agrees that it shall reimburse Distributor for any and all other costs and expenses incurred by Distributor in providing the underwriting services to Insurer pursuant to this Agreement to the extent such costs exceed any income Distributor actually receives in connection with providing such underwriting services. The charge to Insurer for such underwriting services shall be determined by Distributor and shall be equal to the result of (i) plus (ii) minus (iii), where

                  (i) is all direct and directly allocable costs incurred by Distributor reasonably and equitably determined to be attributable to selling the Sage Variable Products, including without limitation, (x) any and all compensation that become payable to those Registered Representatives of Distributor who are employees of Distributor and/or Insurer fully dedicated to the sale of the Sage Variable Products, excluding commissions and transaction-based compensation payable to Registered Representatives of Distributor for wholesaling and referral activities (it being agreed that the actual payment to the

Registered Representatives may be by Insurer or an affiliate under a common Paymaster Agreement) and (y) all of Distributor's other costs incurred in marketing the Sage Variable Products, including all travel expenses related thereto and the costs of printing and distributing any advertising materials or sales literature; and

                  (ii) is a reasonable charge for overhead, the amount of such charge for overhead to be agreed upon by the parties hereto from time to time (it being agreed that the overhead charge may be for shared services provided by an affiliate under a cost sharing agreement); and

                  (iii) is any and all income Distributor actually receives in connection with providing the underwriting services to Insurer pursuant to this Agreement.
                  Notwithstanding the foregoing, the maximum amount of net expenses as determined above for which Insurer shall be responsible to Distributor under this subsection b, shall not in any calendar month exceed an amount equal to $800,000, or such other amount as may be agreed to by Insurer and Distributor from time to time. In the event the amount so determined is a negative amount, Distributor shall not be required to reimburse Insurer for the negative amount. Furthermore, it is understood that the amounts so determined shall not be cumulative so that negative amounts shall not be included in determining the reimbursement amount for each succeeding month. It is also agreed that any individual expenditure described in clause (i)(y) in the immediately preceding paragraph in excess of $25,000 shall be approved in advance by Insurer; and any amount of travel or related expenses shall only be reimbursable by Insurer to the extent such expenses are incurred in a manner consistent with Insurer's own internal policies related to the incurrence and documentation of travel or related expenses by Insurer's employees. The bases for the determination of the amount of costs of Distributor to be reimbursed by Insurer shall be established, modified and adjusted by mutual agreement where necessary or appropriate to reflect fairly and equitably the incidence of cost actually incurred by Distributor in connection with providing underwriting services to Insurer.

                  c. BOOKS AND RECORDS. Distributor shall be responsible for maintaining full and accurate books, records and accounts of all underwriting services rendered pursuant to this Agreement in accordance with applicable laws and regulations in such a way as to disclose clearly and accurately the nature and detail thereof, including without limitation, such accounting information as is necessary to support the reasonableness of charges under this Agreement and such additional information as Insurer may reasonably request for purposes of its internal bookkeeping and accounting operations. Distributor shall also reflect on its books and records all commissions and transaction based compensation payable for the sale of Sage Variable Products as if all such commissions and compensation were paid to it and then paid by it to the individuals entitled to receive such compensation. All commissions must be reported on Distributor's FOCUS and NASD Fee Assessment reports as if they had been received directly by Distributor. All records of Insurer and Distributor concerning the sales of the Sage Variable Products and commissions paid in connection with those sales must be available for inspection and audit by the Distributor and its regulators, including the SEC and the NASD.

                  d. PAYMENTS. Distributor shall submit to Insurer within fifteen (15) days after the end of each calendar month a written statement of the amount estimated to be owed by Insurer for underwriting services pursuant to this Agreement in that calendar month, and Insurer shall pay to Distributor within thirty (30) days following receipt of such written statement the amount set forth in the statement, unless Insurer notifies Distributor in writing that such charges are disputed. Unless Distributor and Insurer can reconcile any such dispute, they shall agree to the selection of a firm of independent certified public accountants that shall determine the charges properly allocable to Insurer and shall, within a reasonable time, submit such determination, together with basis therefor, in writing to Distributor and Insurer, whereupon such determination shall be binding. The expenses of such a determination by a firm of independent certified public accountants shall be borne equally by Distributor and Insurer.

                  e. INSURER'S EXPENSES. Insurer shall be responsible for all costs it incurs in registering or qualifying the Sage Variable Products for sale with the SEC and with the various state regulators and for all costs incurred in preparing and printing prospectuses, statements of additional information, marketing materials and such other documents as are required to maintain the registration and qualification of the Sage Variable Products with the SEC and the states.

                  f. REGULATORY REQUIREMENTS. It is understood that nothing in the Underwriting Agreement as amended by this Amendment shall relieve Distributor of its obligations to supervise its Registered Representatives and to comply with all applicable rules and regulations applying to broker-dealers of the SEC, NASD, and state securities regulators. It is further understood and agreed that these regulatory requirements include the obligation of Distributor to have one of its Registered Principals review, approve and, if necessary, file with the NASD, all advertising used in connection with the sale of the Sage Variable Products, before any of such advertising is used.

                  1.2 Section 7(d) of the Underwriting Agreement is hereby amended by deleting reference to "Mr. Christopher O'Gorman" and inserting in its place "Mr. Robin I. Marsden."

         2. EFFECTIVE DATE. The Insurer shall file this Amendment No. 1 with the Insurance Commissioner of the State of Delaware, and this Amendment No. 1 shall be of no force and effect until (i) a thirty-day period, or such shorter period as the Insurance Commissioner of the State of Delaware may permit, has elapsed since the date of such filing and (ii) the Insurance Commissioner of the State of Delaware has not disapproved this Amendment No. 1 during such period. Upon so becoming in force and effect, this Amendment No. 1 shall be effective from and after October 1, 2002.

         3. CONFIRMATION OF THE AGREEMENT. Except as amended hereby, the Underwriting Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment No. 1 as of the date first above written.

                           SAGE LIFE ASSURANCE OF AMERICA, INC.

                           By: ____________________________________________
                                Robin I Marsden
                                President and Chief Executive Officer

                           SAGE DISTRIBUTORS, INC.

                           By: ____________________________________________
                                Robin I. Marsden
                                President and Chief Executive Officer